Exhibit 5 – Amendment to Change Company Address

ACTION BY WRITTEN CONSENT

IN LIEU OF SPECIAL MEETING OF THE

BOARD OF DIRECTORS OF UGODS, INC.

The undersigned, being all of the Directors (hereinafter the “Board”) of UGODS, INC. a Nevada corporation (hereinafter “the Corporation”) hereby consent to the following actions without a meeting, as permitted by the state of Nevada on November 7, 2005.

WHEREAS, the Board of Directors has decided to change the address of our registered office from 3116 Racine St, Suite 233 of Bellingham, WA, 98226 to 9101 West Sahara, Suite 105-195 of Las Vegas, Nevada, 89117-5772.

There being no further business, the meeting was closed by unanimous vote this 7th day of November, 2005.

By: /s/ Alexander Long

Its: President

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change of Resident Agent and/or Location of Registered Office

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The Physical Nevada address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

ABOVE SPACE IS FOR OFFICE USE ONLY

UGODS, Inc.
Name of Entity

E0017472005-3
File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) ☐ Change of Resident Agent ☒ Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: Alexander Long
Street No.: 3116 Racine St. Suite 233
City, State, Zip: Bellingham, WA, 98226

The resident agent and/or location of the registered office is changed to:

Resident Agent: Alexander Long
Street No.: 9101 West Sahara Suite 105-195
City, State, Zip: Las Vegas, Nevada, 89117-5772

Optional Mailing Address:

NOTE: For an entity to file this certificate, the signature of one officer is required.

X [signature] PRESIDENT
Signature/Title

Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

11/7/05
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State RA Change 2003
Revised on 10/17/05